Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S 3 of our report dated February 24, 2017 relating to the financial statements and financial statement schedule, which appears in Madison Gas and Electric Company's Annual Report on Form 10 K for the year ended December 31, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

July 14, 2017